EXHIBIT 99.1

Contact:	Joe Schierhorn, Chief Operating Officer and President of Northrim Bank
(907) 261-3308
Latosha Frye, Chief Financial Officer
(907) 261-8763

NEWS RELEASE

Northrim BanCorp Reports 3Q15 Profit Growth of 12% in Quarter and 44% Compared to 3Q14
Resulting in Earnings of $5.3 Million, or $0.77 Per Diluted Share in 3Q15

ANCHORAGE, Alaska - October 27, 2015 - Northrim BanCorp, Inc. (NASDAQ:NRIM) (“Northrim” or the "Company") today reported that continued demand for home mortgages from new purchasers and portfolio loan and deposit growth generated a 44% increase in third quarter profits and a 27% increase in profits year-to-date compared to the same periods a year ago. Net income in the third quarter of 2015 was $5.3 million, or $0.77 per diluted share, compared to $4.8 million, or $0.69 per diluted share, in the second quarter of 2015, and $3.7 million, or $0.53 per diluted share, in the third quarter of 2014. For the first nine months of 2015, net income was $13.7 million, or $1.97 per diluted share, compared to $10.7 million, or $1.57 per diluted share in the first nine months of 2014.

“The acquisitions we made in 2014 continue to contribute to profitability and have added value to our franchise,” said Joseph Beedle, President and CEO. “The expansion to southeast Alaska into three communities early last year through the acquisition of Alaska Pacific Bank is generating diversification not only in our geographic footprint, but also in our loan and deposit portfolio. Our mortgage origination business contributed $8.4 million to pre-tax revenues in the third quarter and $0.24 in diluted earnings per share.”

Financial Highlights (at or for the periods ended September 30, 2015, compared to June 30, 2015, and September 30, 2014)

•	Year-to-date 2015 profits increased 27% to $13.7 million, or $1.97 per diluted share.

•
Total revenues, which include net interest income, plus other operating income, increased 5% to $27.1 million in the third quarter of 2015 from $25.8 million in the previous quarter and grew 45% from $18.7 million in the same period a year ago.

•	Net interest income grew 3% in the third quarter of 2015 compared to the prior quarter and increased 7% from the third quarter of 2014, primarily reflecting increased loan volumes.

•	Return on average assets was 1.42% and return on average equity was 12.37% in the third quarter of 2015.

•
Average portfolio loans increased 5% to $982.3 million for the third quarter of 2015 from the same period a year ago and increased 2% from the preceding quarter, reflecting organic growth and steady demand in the market.

•
Tax equivalent net interest margin* decreased slightly to 4.38% in the third quarter of 2015 compared to 4.44% in the second quarter of 2015 and 4.43% in the third quarter a year ago, reflecting higher cash balances held during the quarter.

•
Northrim paid a quarterly cash dividend of $0.19 per share in September 2015, up from the $0.18 per share dividend paid in the third quarter a year ago. The dividend provides an annual yield of approximately 2.7% at current market share prices.

•
Tangible book value* increased to $22.09 per share at September 30, 2015, compared to $21.47 at June 30, 2015 and $22.08 per share a year ago. Tangible common equity to tangible assets* was 10.00% at September 30, 2015, compared to 9.97% June 30, 2015, and 10.69% a year ago. Tangible book value and tangible common equity to tangible assets decreased in 2014 mainly due to an increase in intangible assets from the two acquisitions completed in 2014.

Northrim BanCorp Reports 3Q15 Earnings of $5.3 Million, or $0.77 Per Diluted Share
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•	Northrim remains well-capitalized with Tier 1 Capital to Risk Adjusted Assets of 13.00% at September 30, 2015, compared to 12.67% at June 30, 2015, and 14.33% a year ago.

Financial Highlights	Three Months Ended
(Dollars in thousands, except per share data)	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014

Total assets	$1,539,253	$1,500,331	$1,447,984	$1,449,349	$1,420,665
Total portfolio loans	$973,680	$974,849	$960,564	$924,504	$936,659
Total deposits	$1,264,919	$1,238,717	$1,191,013	$1,179,747	$1,192,367
Total shareholders' equity	$175,336	$171,082	$167,384	$164,441	$159,271
Net income attributable to Northrim BanCorp	$5,335	$4,781	$3,561	$6,674	$3,707
Operating net income*	$5,390	$4,932	$4,350	$3,297	$3,586
Diluted earnings per share	$0.77	$0.69	$0.51	$0.97	$0.53
Operating diluted earnings per share*	$0.78	$0.71	$0.63	$0.47	$0.52
Return on average assets	1.42%	1.33%	1.01%	1.84%	1.07%
Return on average shareholders' equity	12.37%	11.46%	8.65%	16.40%	9.29%
Tax equivalent net interest margin*	4.38%	4.44%	4.39%	4.31%	4.43%
Efficiency ratio*	66.93%	68.64%	76.09%	58.35%	68.05%
Tangible common equity/tangible assets*	10.00%	9.97%	10.07%	9.85%	10.69%
Tangible book value per share*	$22.09	$21.47	$20.92	$20.48	$22.08
Dividends per share	$0.19	$0.18	$0.18	$0.18	$0.18

* References to tangible book value per share, tangible common equity and tangible assets (all of which exclude intangible assets), operating net income and operating diluted earnings per share (which exclude certain non-operating income and expense items), tax equivalent net interest margin, and the efficiency ratio (exclusive of intangible asset amortization) represent non-GAAP financial measures. Management has presented these non-GAAP measurements in this earnings release because they believe these measures are useful to investors. See page 19 of this release for reconciliations of these measures to GAAP financial measures.

Alaska Economic Update

"Although there is uncertainty about the future of Alaska's economy, it is currently stable and showing resilience in the face of the on-going low-price energy marketplace,” said Beedle. “While Shell Oil’s decision to cease exploratory drilling operations in the Chuckchi Sea was a disappointment to many of us, we believe that activity on the North Slope continues to reflect the long-term commitments of the oil industry to the region.”

In the September 2015 issue of Alaska Economic Trends, Caroline Schultz, an economist with the State of Alaska Department of Labor, examined the economic differences and similarities between the state’s economy today and in the 1980’s when low oil prices significantly impacted the Alaska economy. Highlights from the article are quoted below:

“When crude oil prices slid precipitously in late 2014, many began to draw parallels between Alaska’s current budget shortfall and the deep recession of the mid-1980s, questioning whether we’re headed for another meltdown. …

Northrim BanCorp Reports 3Q15 Earnings of $5.3 Million, or $0.77 Per Diluted Share
October 27, 2015
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"The fiscal similarity between the two eras is clear: state general fund revenue is just as dependent on the value of oil now as it was then, and Alaska still relies heavily on federal spending. The relative importance of these two economic drivers hasn’t diminished even as the rest of the economy has grown. …

“In general, the foundation of Alaska’s economy has not changed, except to get larger. But other things have changed considerably since the ‘80s, which was a period of extreme and unprecedented growth. In some ways, today’s Alaska is barely recognizable. We have a much bigger and older population, many with deeper roots in the state. We also have larger amounts saved in budget reserve accounts, but face declining oil production. These differences complicate the question of whether current low oil prices could push Alaska into a similar recession. A larger, more mature economy makes a repeat of the massive 1980s bust less likely, but it doesn’t guarantee a soft landing. The future will largely depend on policy decisions and how resilient today’s economy is compared to the 1980s. …

“Fast-forward to 2015 and Alaska has a much more staid housing market. Residential construction has been steady and modest since the large national recession of the late 2000s, which largely bypassed Alaska. Between 2010 and 2014, 11,000 housing units went up statewide, including multi-family units. Prices have been level through the period, and even with record low interest rates, mortgage lending has been stable. …

“In the most recent six-year period, total employment increased at an annual rate of close to 1%. Growth has been consistent. Alaska added jobs in 26 out of the past 27 years, albeit slowly - a clear change from the heady themes of the early 1980s. Between 2009 and 2014, Alaska grew by 5%, almost entirely through natural increase. Migration to and from Alaska have essentially canceled each other out. All regions have gained residents. …

“Still, nearly 30 years after the big bust, Alaska has accrued large budget reserves. Based on varying estimates of future spending and oil prices, state government (including the university system and a healthy slice of local governments’ budgets) can fund itself on savings for a couple of years.”

For a copy of the complete article, please visit http://labor.alaska.gov/trends/sep15.pdf

Northrim Bank sponsors the Alaskanomics blog to provide news, analysis, and commentary on Alaska’s economy. Join the conversation at Alaskanomics.com or for more information on the Alaska economy, visit: www.northrim.com and click on the “About Northrim” link and then click "Alaska's Economy". Information from our website is not incorporated into, and does not form a part of this press release.

Review of Income Statement

Community Banking

Net income attributable to Northrim Bancorp for the community banking segment increased 8% in the third quarter of 2015 to $3.7 million from $3.4 million in the second quarter and increased 6% from $3.5 million in the same quarter in 2014. Operating net income* for the community banking segment increased 5% in the third quarter of 2015 to $3.7 million from $3.6 million in the preceding quarter and increased 11% from $3.4 million in the same quarter in 2014. Increases in net interest income and other operating income were only partially offset by increases in the provision for loan losses and other operating expenses in the third quarter of 2015 compared to the preceding quarter. Net interest income, other operating income, and the provision for loan losses also increased in the third quarter compared to the same quarter in 2014. However, other operating expenses (excluding items such as the merger related costs) decreased as compared to the same quarter in 2014. The following table provides highlights of Northrim’s community banking segment:

Northrim BanCorp Reports 3Q15 Earnings of $5.3 Million, or $0.77 Per Diluted Share
October 27, 2015
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	Community Banking
	Three Months Ended
(Dollars in thousands, except per share data)	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014

Net interest income	$14,425	$13,984	$13,516	$13,893	$13,725
Provision (benefit) for loan losses	676	376	326	500	—
Other operating income	4,294	3,724	3,252	6,764	4,550
Other operating expense	12,633	12,017	13,324	11,798	12,779
Income before provision for income taxes	5,410	5,315	3,118	8,359	5,496
Provision for income taxes	1,523	1,730	813	2,008	1,824
Net income	3,887	3,585	2,305	6,351	3,672
Less: net income attributable to the noncontrolling interest	197	162	72	130	191
Net income attributable to Northrim BanCorp	$3,690	$3,423	$2,233	$6,221	$3,481

Average diluted shares	6,952,209	6,941,671	6,930,873	6,943,553	6,919,993
Diluted earnings per share	$0.53	$0.49	$0.32	$0.90	$0.50
Operating net income*	$3,745	$3,574	$3,022	$2,844	$3,360
Operating diluted earnings per share*	$0.54	$0.51	$0.44	$0.41	$0.49

Net Interest Margin

“The weighted average duration of our investment portfolio is two years as of the end of the third quarter. While we sacrifice some yield because of it, we believe the short maturity of this portfolio limits the downside risk for these assets should interest rates rise. We believe that this strategy has served us well over the past few years” said Joe Schierhorn, Northrim Bank’s President and Chief Operating Officer. "In addition, 67% of our loan portfolio is made up of variable rate loans as of the end of the third quarter.” Northrim's tax equivalent net interest margin ("NIM"), which is primarily comprised of activities in the community banking segment, remained well above national averages1 in the third quarter of 2015 at 4.38%, compared to 4.44% in the preceding quarter and 4.43% in the third quarter a year ago. For the first nine months of 2015, NIM was 4.40% compared to 4.38% for the same period a year ago.

Other Operating Income

In addition to home mortgage lending, Northrim has interests in other businesses that complement its core community banking activities. It provides financial services to businesses and individuals through these interests, including purchased receivables financing, health insurance plans, and wealth management.

Other operating income for the community banking segment increased 15% to $4.3 million in the third quarter of 2015 from $3.7 million in the preceding quarter and was down 6% from $4.6 million in the third quarter of 2014. Included in other operating income was other income of $1.4 million for the third quarter of 2015, compared to $947,000 in the preceding quarter and $750,000 in the third quarter of 2014. In the third quarter of 2015, other income included $683,000 in gains from loans acquired and marked to fair value in the Alaska Pacific Bancshares, Inc. ("Alaska Pacific") merger. Other income for the second quarter of 2015 included $179,000 in gains from loans acquired and marked to fair value in the Alaska Pacific merger, and $89,000 in gains from the sale of Elliott Cove Capital Management and Insurance operations. The third quarter of 2014 included a $1.1 million gain on the sale of a branch location. Additionally, employee benefit plan income in the second quarter of 2015 included a one-time catch-up payment of

1As of June 30, 2015, the NIM for the SNL US Bank Index was 2.76% and the NIM for SNL US Banks with assets between $1 billion and $5 billion was 3.68%.

Northrim BanCorp Reports 3Q15 Earnings of $5.3 Million, or $0.77 Per Diluted Share
October 27, 2015
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$119,000. “Our employee benefit plan programs remain profitable and broaden the financial services we offer to our business customers,” said Latosha Frye, Chief Financial Officer.

Other Operating Expenses

Operating expenses for the community banking segment increased 5% to $12.6 million in the third quarter of 2015 compared to $12.0 million in the second quarter of 2015. Approximately half of this increase was due to increased routine operating expenses for the community banking segment, the largest of which was a $401,000 increase in salaries and benefits expense mainly due to an increase in medical claims costs and a slight increase in full time equivalent employees. This increase was partially offset by a $129,000 decrease in marketing expenses. The rest of the increase in other operating expenses was the result of increases in non-routine operating expenses including the increase in fair value of the earn-out liability associated with our acquisition of Residential Mortgage Holding Company, LLC ("RML") and other real estate owned ("OREO") expenses, net of rental income and gains on sales.

Operating expenses for the community banking segment decreased 1% from $12.8 million in the third quarter a year ago. Approximately two thirds of this decrease was the result of decreased non-routine operating expenses and merger and acquisition expenses in the third quarter of 2015 which was partially offset by the increase in fair value of the RML earn-out liability. Additionally, the reserve for purchased receivables decreased in the third quarter of 2015 as compared to the same quarter a year ago.

Home Mortgage Lending Operations

On December 1, 2014, RML became a wholly owned subsidiary of Northrim Bank. RML's gross revenues and expenses are now reported on a consolidated basis throughout the various sections of Northrim's income statement. The following table provides highlights of Northrim’s home mortgage lending segment:

Northrim BanCorp Reports 3Q15 Earnings of $5.3 Million, or $0.77 Per Diluted Share
October 27, 2015
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	Home Mortgage Lending
	Three Months Ended
(Dollars in thousands, except per share data)	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014

Net interest income	$257	$211	$116	$31	$—
Provision (benefit) for loan losses	—	—	—	—	—
Other operating income	8,113	7,839	7,283	2,612	384
Other operating expense	5,570	5,736	5,137	1,873	—
Income before provision for income taxes	2,800	2,314	2,262	770	384
Provision for income taxes	1,155	956	934	317	158
Net income attributable to Northrim BanCorp	$1,645	$1,358	$1,328	$453	$226

Average diluted shares	6,952,209	6,941,671	6,930,873	6,943,553	6,919,993
Diluted earnings per share	$0.24	$0.20	$0.19	$0.07	$0.03

Mortgage commitments	$74,637	$87,460	$81,214	$39,567	NA
Mortgage loans funded for sale	$201,402	$216,450	$176,373	$62,652	NA
Mortgage loan refinances to total fundings	10%	20%	39%	24%	NA

Net realized gains on mortgage loans sold	$7,779	$7,542	$6,154	$2,234	NA
Change in fair value of mortgage loan commitments, net	(5)	(140)	818	12	NA
Total production revenue	7,774	7,402	6,972	2,246	NA
Other mortgage banking revenue	339	437	311	366	384
Total mortgage banking income	$8,113	$7,839	$7,283	$2,612	$384

Information included in the table above for the Home Mortgage Lending segment in periods before December 1, 2014 includes earnings from Northrim's 23.5% equity interest in RML. As of December 1, 2014, operations of RML are consolidated into Northrim's results. The data included in the table above for the quarter ended December 31, 2014 includes Northrim's 23.5% share in earnings for the first two months of the quarter and includes 100% of the earnings of RML for the one month period ending December 31, 2014. Additionally, mortgage commitments, loans funded for sale, and the percentage of refinances to total funding represents the activity for the one month period from December 1 through December 31, 2014 that occurred in the quarter ended December 31, 2014.

“New home purchases represented the majority of mortgage volumes during the third quarter, accounting for 90% of the originations, which we believe reflects the stable real estate market in our footprint,” said Schierhorn. "The second and third quarters have historically been the highest quarters for mortgage lending in Alaska. We are pleased with the contribution that this segment has made to our results in 2015."

Balance Sheet Review

Northrim’s assets increased 8% to $1.54 billion at September 30, 2015, compared to $1.41 billion a year ago, which mainly reflects continued loan growth during the year and the purchase of the remaining equity interest in RML at the end of 2014.

Northrim BanCorp Reports 3Q15 Earnings of $5.3 Million, or $0.77 Per Diluted Share
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Cash and interest bearing deposits in other banks increased at the end of the third quarter to $144.6 million up 39% from the preceding quarter and up 12% from a year ago, primarily as a result of strong growth in deposits during the quarter.

Investment securities increased 3% from the preceding quarter and decreased 3% from a year ago. The investment portfolio generated an average net tax equivalent yield of 1.58% for the third quarter of 2015 and the average estimated duration of the investment portfolio was 2 years at September 30, 2015.

Loans held for sale were $66.6 million at the end of the third quarter of 2015 and average loans held for sale were $56.4 million for the third quarter of 2015, which represents a decrease from the seasonal high reached in the second quarter but a substantial increase from the same period a year ago primarily as a result of the integration of RML into Northrim’s business in late 2014 and 2015. “Demand for new home mortgages in the Alaska marketplace remains strong,” noted Frye.

Portfolio loans were flat compared to the previous quarter end and grew 4% year-over-year to $973.7 million. Average portfolio loans increased 2% in the third quarter and 5% year over year. “Construction and land development loans contributed the majority of the year-over-year growth in the loan portfolio with commercial real estate projects and tax-advantaged low-income housing projects accounting for the bulk of these loans. Residential housing construction loans remain consistent at approximately 5% of portfolio loans during the past year,” Schierhorn noted.

Northrim’s deposit base continues to be 100% Alaska-based, and is primarily made up of low-cost transaction accounts. Balances in transaction accounts at September 30, 2015, represented 89% of total deposits compared to 91% a year ago. At September 30, 2015, total deposits were $1.26 billion, up 6% from $1.19 billion a year ago and up 2% from the immediate prior quarter. Year-over-year, average non-interest bearing deposits grew 11% and average interest-bearing deposits increased 10% in the third quarter of 2015.

Other borrowings decreased to $12.5 million at September 30, 2015 from $22.3 million at June 30, 2015 and increased from $2.2 million at September 30, 2014. The increase in other borrowings as compared to the same period in the prior year was the result of the inclusion of RML's short term borrowings in Northrim's consolidated balance sheet.

Shareholders’ equity increased 10% to $175.3 million, or $25.56 per share, at September 30, 2015, compared to $159.3 million, or $23.31 per share, a year ago. Tangible book value per share* was $22.09 at September 30, 2015, compared to $22.08 per share a year ago and $21.47 per share at June 30, 2015. Northrim remains well-capitalized with Tier 1 Capital to Risk Adjusted Assets of 13.00% at September 30, 2015.

Asset Quality

At September 30, 2015, nonperforming assets decreased to 0.47% of total assets from 0.52% at the end of the preceding quarter, and non-performing loans decreased to 0.38% of portfolio loans from 0.52% at June 30, 2015. However, the allowance for loan losses increased to 1.83% of portfolio loans at September 30, 2015 from 1.79% at the end of the second quarter of 2015. The primary reason for this increase was an increase in adversely classified loans to 3.4% of portfolio loans from 2.3% at June 30, 2015. Adversely classified loans are loans that Northrim has classified as substandard, doubtful, and loss. The increase in adversely classified loans in the third quarter of 2015 was mainly the result of the downgrade of one commercial real estate construction project. There have been no downgrades in the last year related to the recent decrease in oil prices. Northrim estimates that approximately 8% of portfolio loans as of September 30, 2015 have direct exposure to the oil and gas industry in Alaska.

OREO declined to $3.5 million at the end of the third quarter of 2015, compared to $4.7 million a year ago and increased from $2.8 million in the preceding quarter following the transfer of one commercial real estate property into OREO from nonaccrual loans during the quarter.

There were $1.9 million in restructured loans included in nonaccrual loans at the end of the third quarter of 2015, as compared to $1.7 million at September 30, 2014. Northrim held $3.2 million in performing restructured loans that

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October 27, 2015
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were not included in nonaccrual loans at the end of the third quarter of 2015. “Borrowers who are in financial difficulty and who have been granted concessions that may include interest rate reductions, term extensions, or payment alterations are categorized as restructured loans,” said Frye. “We present restructured loans that are performing separately from those that are in nonaccrual to provide more information on this category of loans and to differentiate between accruing performing and nonperforming restructured loans.”

About Northrim BanCorp

Northrim BanCorp, Inc. is the parent company of Northrim Bank, an Alaska-based community bank with 14 branches in Anchorage, the Matanuska Valley, Juneau, Fairbanks, Ketchikan, and Sitka serving 90% of Alaska’s population; and an asset based lending division in Washington; and a wholly-owned mortgage brokerage company, Residential Mortgage Holding Company, LLC. The Bank differentiates itself with its detailed knowledge of Alaska’s economy and its “Customer First Service” philosophy. Affiliated companies include Northrim Benefits Group, LLC; and Pacific Wealth Advisors, LLC.

www.northrim.com

Northrim BanCorp Reports 3Q15 Earnings of $5.3 Million, or $0.77 Per Diluted Share
October 27, 2015
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Forward-Looking Statement
This release may contain “forward-looking statements” as that term is defined for purposes of Section 21D of the Securities and Exchange Act. These statements are, in effect, management’s attempt to predict future events, and thus are subject to various risks and uncertainties. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All statements, other than statements of historical fact, regarding our financial position, business strategy and management’s plans and objectives for future operations are forward-looking statements.  When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to Northrim and its management are intended to help identify forward-looking statements.  Although we believe that management’s expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct.  Forward looking statements are subject to various risks and uncertainties that may cause our actual results may differ materially and adversely from our expectations as indicated in the forward-looking statements.  These risks and uncertainties include: our ability to maintain strong asset quality and to maintain or expand our market share or net interest margins; our ability to implement our marketing and growth strategies; our expected cost savings, synergies, and other financial benefits from the recently completed merger of Northrim with Alaska Pacific Bancshares, Inc. might not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; our expected cost savings, synergies and other financial benefits from the acquisition of Residential Mortgage Holding Company, LLC might not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; and our ability to execute our business plan.  Further, actual results may be affected by our ability to compete on price and other factors with other financial institutions; customer acceptance of new products and services; the regulatory environment in which we operate; and general trends in the local, regional and national banking industry and economy as those factors relate to our cost of funds and return on assets.  In addition, there are risks inherent in the banking industry relating to collectability of loans and changes in interest rates.  Many of these risks, as well as other risks that may have a material adverse impact on our operations and business, are identified in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and from time to time are disclosed in our other filings with the SEC.  However, you should be aware that these factors are not an exhaustive list, and you should not assume these are the only factors that may cause our actual results to differ from our expectations. These forward-looking statements are made only as of the date of this release, and Northrim does not undertake any obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

http://labor.alaska.gov/trends/sep15.pdf

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Income Statement
(Dollars in thousands, except per share data)	Three Months Ended
(Unaudited)	September 30,	June 30,	Three Month	September 30,	One Year
	2015	2015	% Change	2014	% Change
Interest Income:
Interest and fees on loans	$14,484	$14,135	2%	$13,437	8%
Interest on portfolio investments	857	784	9%	720	19%
Interest on deposits in banks	47	24	96%	55	-15%
Total interest income	15,388	14,943	3%	14,212	8%
Interest Expense:
Interest expense on deposits	490	493	-1%	352	39%
Interest expense on borrowings	216	255	-15%	135	60%
Total interest expense	706	748	-6%	487	45%
Net interest income	14,682	14,195	3%	13,725	7%

Provision (benefit) for loan losses	676	376	80%	—	NM
Net interest income after provision (benefit) for loan losses	14,006	13,819	1%	13,725	2%

Other Operating Income:
Mortgage banking income	8,113	7,839	3%	—	NM
Employee benefit plan income	1,004	931	8%	899	12%
Electronic banking income	721	700	3%	590	22%
Purchased receivable income	587	562	4%	582	1%
Service charges on deposit accounts	559	568	-2%	599	-7%
Gain on sale of securities	4	16	-75%	15	-73%
Gain on sale of premises and equipment	—	—	NM	1,115	NM
Equity in earnings from RML	—	—	NM	384	NM
Other income	1,419	947	50%	750	89%
Total other operating income	12,407	11,563	7%	4,934	151%

Other Operating Expense:
Salaries and other personnel expense	11,440	11,125	3%	7,107	61%
Occupancy expense	1,522	1,594	-5%	1,041	46%
Change in fair value, RML earn-out liability	780	587	33%	—	NM
Professional and outside services	642	791	-19%	323	99%
Marketing expense	565	642	-12%	417	35%
Insurance expense	406	345	18%	319	27%
Equipment expense	387	428	-10%	405	-4%
OREO (income) expense, net rental income and gains on sale	152	(121)	-226%	(68)	NM
Intangible asset amortization expense	73	72	1%	81	-10%
Merger and acquisition expense	—	—	NM	1,031	NM
Reserve for (recovery from) purchased receivables	(23)	(18)	28%	241	-110%
Other operating expense	2,259	2,308	-2%	1,882	20%
Total other operating expense	18,203	17,753	3%	12,779	42%

Income before provision for income taxes	8,210	7,629	8%	5,880	40%
Provision for income taxes	2,678	2,686	—%	1,982	35%
Net income	5,532	4,943	12%	3,898	42%
Less: Net income attributable to the noncontrolling interest	197	162	22%	191	3%
Net income attributable to Northrim BanCorp	$5,335	$4,781	12%	$3,707	44%

Basic EPS	$0.78	$0.70	11%	$0.54	44%
Diluted EPS	$0.77	$0.69	12%	$0.53	45%
Average basic shares	6,856,059	6,854,338	—%	6,831,976	—%
Average diluted shares	6,952,209	6,941,671	—%	6,919,993	—%

Northrim BanCorp Reports 3Q15 Earnings of $5.3 Million, or $0.77 Per Diluted Share
October 27, 2015
11 of 22

Income Statement
(Dollars in thousands, except per share data)	Nine months ended September 30,
(Unaudited)			One Year
	2015	2014	% Change
Interest Income:
Interest and fees on loans	$42,086	$37,390	13%
Interest on portfolio investments	2,549	2,245	14%
Interest on deposits in banks	82	145	-43%
Total interest income	44,717	39,780	12%
Interest Expense:
Interest expense on deposits	1,460	986	48%
Interest expense on borrowings	748	425	76%
Total interest expense	2,208	1,411	56%
Net interest income	42,509	38,369	11%

Provision (benefit) for loan losses	1,378	(1,136)	221%
Net interest income after provision (benefit) for loan losses	41,131	39,505	4%

Other Operating Income:
Mortgage banking income	23,235	—	NM
Employee benefit plan income	2,712	2,653	2%
Electronic banking income	2,043	1,694	21%
Purchased receivable income	1,738	1,547	12%
Service charges on deposit accounts	1,617	1,682	-4%
Gain on sale of securities	134	461	-71%
Gain on sale of premises and equipment	—	1,115	NM
Equity in earnings from RML	—	608	NM
Other income	3,026	2,014	50%
Total other operating income	34,505	11,774	193%

Other Operating Expense:
Salaries and other personnel expense	33,115	19,866	67%
Occupancy expense	4,720	3,030	56%
Change in fair value, RML earn-out liability	2,869	—	NM
Professional and outside services	2,184	947	131%
Marketing expense	1,824	1,425	28%
Equipment expense	1,249	1,062	18%
Insurance expense	1,075	788	36%
OREO (income) expense, net rental income and gains on sale	328	(315)	204%
Intangible asset amortization expense	218	214	2%
Merger and acquisition expense	—	1,736	NM
Reserve for (recovery from) purchased receivables	(95)	447	-121%
Other operating expense	6,931	5,168	34%
Total other operating expense	54,418	34,368	58%

Income before provision for income taxes	21,218	16,911	25%
Provision for income taxes	7,111	5,848	22%
Net income	14,107	11,063	28%
Less: Net income attributable to the noncontrolling interest	431	329	31%
Net income attributable to Northrim BanCorp	$13,676	$10,734	27%

Basic EPS	$2.00	$1.59	26%
Diluted EPS	$1.97	$1.57	25%
Average basic shares	6,854,862	6,733,175	2%
Average diluted shares	6,941,861	6,822,288	2%

Northrim BanCorp Reports 3Q15 Earnings of $5.3 Million, or $0.77 Per Diluted Share
October 27, 2015
12 of 22

Balance Sheet
(Dollars in thousands)
(Unaudited)	September 30,	June 30,	Three Month	September 30,	One Year
	2015	2015	% Change	2014	% Change

Assets:
Cash and due from banks	$42,257	$44,017	-4%	$44,312	-5%
Interest bearing deposits in other banks	102,309	60,054	70%	85,029	20%
Portfolio investments	236,993	229,882	3%	243,204	-3%

Loans held for sale	66,597	73,593	-10%	10,325	545%

Portfolio loans	973,680	974,849	—%	936,659	4%
Allowance for loan losses	(17,848)	(17,418)	2%	(16,243)	10%
Net portfolio loans	955,832	957,431	—%	920,416	4%
Purchased receivables, net	13,732	14,048	-2%	14,328	-4%
Other real estate owned, net	3,511	2,807	25%	4,732	-26%
Premises and equipment, net	39,434	37,942	4%	34,720	14%
Goodwill and intangible assets	23,817	23,889	—%	8,349	185%
Other assets	54,771	56,668	-3%	55,250	-1%
Total assets	$1,539,253	$1,500,331	3%	$1,420,665	8%

Liabilities:
Demand deposits	$485,304	$455,358	7%	$438,805	11%
Interest-bearing demand	179,080	173,952	3%	176,030	2%
Savings deposits	221,205	227,530	-3%	231,669	-5%
Money market deposits	236,488	232,877	2%	237,235	—%
Time deposits	142,842	149,000	-4%	108,628	31%
Total deposits	1,264,919	1,238,717	2%	1,192,367	6%
Securities sold under repurchase agreements	33,413	17,895	87%	19,931	68%
Other borrowings	12,458	22,309	-44%	2,175	473%
Junior subordinated debentures	18,558	18,558	—%	18,558	—%
Other liabilities	34,569	31,770	9%	28,363	22%
Total liabilities	1,363,917	1,329,249	3%	1,261,394	8%

Shareholders' Equity:
Northrim BanCorp shareholders' equity	175,189	170,805	3%	159,116	10%
Noncontrolling interest	147	277	-47%	155	-5%
Total shareholders' equity	175,336	171,082	2%	159,271	10%
Total liabilities and shareholders' equity	$1,539,253	$1,500,331	3%	$1,420,665	8%

Northrim BanCorp Reports 3Q15 Earnings of $5.3 Million, or $0.77 Per Diluted Share
October 27, 2015
13 of 22

Additional Financial Information
(Dollars in thousands)
(Unaudited)

Composition of Portfolio Investments
	September 30, 2015		June 30, 2015		September 30, 2014
	Balance	% of total	Balance	% of total	Balance	% of total
U.S. Treasury securities	$15,166	6.4%	$15,150	6.6%	$15,509	6.4%
U.S. Agency securities	167,608	70.6%	158,093	68.8%	163,193	67.1%
U.S. Agency mortgage-backed securities	874	0.4%	926	0.4%	1,094	0.4%
Corporate bonds	39,535	16.7%	40,326	17.5%	42,543	17.5%
Alaska municipality, utility, or state bonds	11,390	4.8%	12,965	5.6%	16,539	6.8%
Other municipality, utility, or state bonds	603	0.3%	605	0.3%	886	0.4%
FHLB Stock	1,816	0.8%	1,817	0.8%	3,440	1.4%
Total portfolio investments	$236,992		$229,882		$243,204

Composition of Portfolio Loans
	September 30, 2015		June 30, 2015		March 31, 2015		December 31, 2014		September 30, 2014
	Balance	% of total	Balance	% of total	Balance	% of total	Balance	% of total	Balance	% of total
Commercial loans	$325,092	33%	$334,181	34%	$324,433	34%	$306,543	33%	$317,315	34%
CRE owner occupied loans	112,527	12%	111,245	11%	109,967	11%	109,472	12%	118,563	13%
CRE nonowner occupied loans	327,556	33%	334,124	35%	335,732	35%	323,510	34%	333,258	35%
Construction loans	155,920	16%	139,916	14%	133,654	14%	126,037	14%	106,335	11%
Consumer loans	56,933	6%	59,842	6%	61,240	6%	63,493	7%	65,836	7%
Subtotal	978,028		979,308		965,026		929,055		941,307
Unearned loan fees, net	(4,348)		(4,459)		(4,462)		(4,551)		(4,648)
Total portfolio loans	$973,680		$974,849		$960,564		$924,504		$936,659

Composition of Deposits
	September 30, 2015		June 30, 2015		March 31, 2015		December 31, 2014		September 30, 2014
	Balance	% of total	Balance	% of total	Balance	% of total	Balance	% of total	Balance	% of total
Demand deposits	$485,304	39%	$455,358	37%	$410,464	35%	$403,523	34%	$438,805	37%
Interest-bearing demand	179,080	14%	173,952	14%	179,124	15%	185,114	16%	176,030	15%
Savings deposits	221,205	17%	227,530	18%	226,828	19%	222,324	19%	231,669	19%
Money market deposits	236,488	19%	232,877	19%	227,345	19%	226,574	19%	237,235	20%
Time deposits	142,842	11%	149,000	12%	147,252	12%	142,212	12%	108,628	9%
Total deposits	$1,264,919		$1,238,717		$1,191,013		$1,179,747		$1,192,367

Northrim BanCorp Reports 3Q15 Earnings of $5.3 Million, or $0.77 Per Diluted Share
October 27, 2015
14 of 22

Additional Financial Information
(Dollars in thousands)
(Unaudited)

Asset Quality
	September 30,	June 30,	September 30,
	2015	2015	2014
Nonaccrual loans	$3,735	$5,040	$2,750
Loans 90 days past due	—	—	11
Total nonperforming loans	3,735	5,040	2,761
Other real estate owned	3,511	2,807	4,732
Nonperforming purchased receivables	—	—	243
Total nonperforming assets	$7,246	$7,847	$7,755
Government guarantees on nonperforming assets[2]	$1,596	$1,628	$909
Performing restructured loans	$3,203	$5,736	$6,653
Nonperforming loans / portfolio loans	0.38%	0.52%	0.29%
Nonperforming assets / total assets	0.47%	0.52%	0.55%
Loans measured for impairment	$34,986	$26,345	$10,591
Allowance for loan losses / portfolio loans	1.83%	1.79%	1.73%
Allowance for loan losses / nonperforming loans	478%	346%	588%
Gross loan charge-offs for the quarter	$400	$—	$54
Gross loan recoveries for the quarter	($153)	($96)	($265)
Net loan charge-offs (recoveries) for the quarter	$247	($96)	($211)
Net loan charge-offs (recoveries) year-to-date	$253	$6	($1,097)
Net loan charge-offs (recoveries) for the quarter / average loans, for the quarter	0.03%	(0.01)%	(0.02)%
Net loan charge-offs (recoveries) year-to-date / average loans,
year-to-date annualized	0.03%	—%	(0.16)%

2Represents the portion of nonperforming assets that are guaranteed by governmental agencies including the Small Business Administration, the United States Department of Agriculture, the Bureau of Indian Affairs, and the Alaska Industrial Development and Export Authority.

Nonperforming Assets Rollforward
	Balance at	Additions	Payments	Writedowns/Charge-offs	Transfers to	Sales	Balance at
	June 30, 2015	this quarter	this quarter	this quarter	OREO	this quarter	September 30, 2015
Commercial loans	$3,049	$520	($186)	($342)	$—	$—	$3,041
Commercial real estate	1,679	—	(580)	—	(796)	—	303
Construction loans	—	—	—	—	—	—	—
Consumer loans	312	89	(10)	—	—	—	391
Total non-performing loans	5,040	609	(776)	(342)	(796)	—	3,735
Other real estate owned	2,807	796	—	(92)	—	—	3,511
Total non-performing assets	$7,847	$1,405	($776)	($434)	($796)	$—	$7,246

Northrim BanCorp Reports 3Q15 Earnings of $5.3 Million, or $0.77 Per Diluted Share
October 27, 2015
15 of 22

Additional Financial Information
(Dollars in thousands)
(Unaudited)

Average Balances, Yields, and Rates
	Three Months Ended
	September 30, 2015		June 30, 2015		September 30, 2014
		Average		Average		Average
	Average	Tax Equivalent	Average	Tax Equivalent	Average	Tax Equivalent
	Balance	Yield/Rate	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Interest bearing deposits in other banks	$74,895	0.25%	$39,229	0.25%	$72,844	0.29%
Portfolio investments	233,255	1.58%	229,485	1.50%	224,898	1.43%
Loans held for sale	56,379	3.90%	66,074	3.56%	8,787	3.90%
Portfolio loans	982,301	5.67%	966,952	5.67%	936,415	5.68%
Total interest-earning assets	1,346,830	4.58%	1,301,740	4.67%	1,242,944	4.58%
Nonearning assets	145,747		143,404		133,829
Total assets	$1,492,577		$1,445,144		$1,376,773

Liabilities and Shareholders' Equity
Interest-bearing deposits	$783,721	0.25%	$784,972	0.25%	$744,631	0.19%
Borrowings	57,916	1.45%	54,644	1.85%	41,594	1.25%
Total interest-bearing liabilities	841,637	0.33%	839,616	0.36%	786,225	0.24%

Noninterest-bearing demand deposits	446,522		408,390		405,723
Other liabilities	33,321		29,840		26,503
Shareholders' equity	171,097		167,298		158,322
Total liabilities and shareholders' equity	$1,492,577		$1,445,144		$1,376,773
Net spread		4.25%		4.31%		4.34%
Net tax equivalent margin*		4.38%		4.44%		4.43%
Average portfolio loans to average
interest-earning assets	72.93%		74.28%		75.34%
Average portfolio loans to average total deposits	79.85%		81.03%		81.40%
Average non-interest deposits to average
total deposits	36.30%		34.22%		35.27%
Average interest-earning assets to average
interest-bearing liabilities	160.03%		155.04%		158.09%

Northrim BanCorp Reports 3Q15 Earnings of $5.3 Million, or $0.77 Per Diluted Share
October 27, 2015
16 of 22

Additional Financial Information
(Dollars in thousands)
(Unaudited)

Average Balances, Yields, and Rates
	Year-to-date
	September 30, 2015		September 30, 2014
		Average		Average
	Average	Tax Equivalent	Average	Tax Equivalent
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Interest bearing deposits in other banks	$43,122	0.25%	$59,870	0.32%
Portfolio investments	244,357	1.52%	237,033	1.40%
Loans held for sale	55,319	3.72%	8,747	4.01%
Portfolio loans	965,241	5.66%	877,800	5.68%
Total interest-earning assets	1,308,039	4.62%	1,183,450	4.54%
Nonearning assets	147,830		117,397
Total assets	$1,455,869		$1,300,847

Liabilities and Shareholders' Equity
Interest-bearing deposits	$781,320	0.25%	$709,877	0.19%
Borrowings	57,177	1.71%	42,362	1.31%
Total interest-bearing liabilities	838,497	0.35%	752,239	0.25%

Noninterest-bearing demand deposits	413,966		371,566
Other liabilities	34,951		23,415
Shareholders' equity	168,455		153,627
Total liabilities and shareholders' equity	$1,455,869		$1,300,847
Net spread		4.27%		4.29%
Net tax equivalent margin*		4.40%		4.38%
Average portfolio loans to average interest-earning assets	73.79%		74.17%
Average portfolio loans to average total deposits	77.07%		78.11%
Average non-interest deposits to average total deposits	33.05%		33.06%
Average interest-earning assets to average interest-bearing liabilities	156.00%		157.32%

Northrim BanCorp Reports 3Q15 Earnings of $5.3 Million, or $0.77 Per Diluted Share
October 27, 2015
17 of 22

Additional Financial Information
(Dollars in thousands)
(Unaudited)

Capital Data (At quarter end)
	September 30, 2015	June 30, 2015	September 30, 2014
Book value per share	$25.56	$24.96	$23.31
Tangible book value per share*	$22.09	$21.47	$22.08
Tangible Common Equity/Tangible Assets*	10.00%	9.97%	10.69%
Tier 1 Capital / Risk Adjusted Assets	13.00%	12.67%	14.33%
Total Capital / Risk Adjusted Assets	14.25%	13.92%	15.58%
Tier 1 Capital / Average Assets	10.21%	10.25%	12.44%
Shares outstanding	6,859,351	6,854,413	6,834,101
Unrealized gain on AFS securities, net of income taxes	$784	$643	$646

Profitability Ratios
	September 30, 2015	June 30, 2015	September 30, 2014
For the quarter:
Net tax equivalent margin*	4.38%	4.44%	4.43%
Efficiency ratio*	66.93%	68.64%	68.05%
Return on average assets	1.42%	1.33%	1.07%
Return on average equity	12.37%	11.46%	9.29%

Year-to-date:	September 30, 2015	September 30, 2014
Net tax equivalent margin*	4.40%	4.38%
Efficiency ratio*	70.38%	68.11%
Return on average assets	1.26%	1.10%
Return on average equity	10.85%	9.34%

Northrim BanCorp Reports 3Q15 Earnings of $5.3 Million, or $0.77 Per Diluted Share
October 27, 2015
18 of 22

*Non-GAAP Financial Measures
(Dollars in thousands, except per share data)
(Unaudited)

Tangible book value is a non-GAAP measure defined as shareholders' equity, less intangible assets, divided by shares outstanding. The following table sets forth the reconciliation of tangible book value per share and book value per share.

	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014

Total shareholder's equity	$175,336	$171,082	$167,384	$164,441	$159,271
Less: goodwill and intangible assets	N/A	N/A	N/A	N/A	N/A
	$175,336	$171,082	$167,384	$164,441	$159,271
Divided by shares outstanding	6,859	6,854	6,854	6,854	6,834
Book value per share	$25.56	$24.96	$24.42	$23.99	$23.31

	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014

Total shareholder's equity	$175,336	$171,082	$167,384	$164,441	$159,271
Less: goodwill and intangible assets	23,817	23,889	23,962	24,035	8,349
	$151,519	$147,193	$143,422	$140,406	$150,922
Divided by shares outstanding	6,859	6,854	6,854	6,854	6,834
Tangible book value per share	$22.09	$21.47	$20.92	$20.48	$22.08

Tangible common equity to tangible assets is a non-GAAP ratio that represents total equity less goodwill and intangible assets divided by total assets less goodwill and intangible assets. This ratio has received more attention over the past several years from stock analysts and regulators. The most comparable GAAP measure of shareholders' equity to total assets is calculated by dividing total shareholders' equity by total assets. Total shareholders' equity to total assets was 11.39% at September 30, 2015 as compared to 11.40% at June 30, 2015, 11.56% at March 31, 2015, 11.35% at December 31, 2014 and 11.21% at September 30, 2014.

	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Total shareholders' equity	$175,336	$171,082	$167,384	$164,441	$159,271
Less: goodwill and other intangible assets, net	23,817	23,889	23,962	24,035	8,349
Tangible common shareholders' equity	$151,519	$147,193	$143,422	$140,406	$150,922

Total assets	$1,539,253	$1,500,331	$1,447,984	$1,449,349	$1,420,665
Less: goodwill and other intangible assets, net	23,817	23,889	23,692	24,035	8,349
Tangible assets	$1,515,436	$1,476,442	$1,424,292	$1,425,314	$1,412,316
Tangible common equity ratio	10.00%	9.97%	10.07%	9.85%	10.69%

Northrim BanCorp Reports 3Q15 Earnings of $5.3 Million, or $0.77 Per Diluted Share
October 27, 2015
19 of 22

(Dollars in thousands, except per share data)
(Unaudited)

Tax-equivalent net interest margin is a non-GAAP performance measurement in which interest income on non-taxable investments and loans is presented on a tax-equivalent basis using a combined federal and state statutory rate of 41.11% in both 2015 and 2014. The most comparable GAAP measure is net interest margin and the following table sets forth the reconciliation of tax-equivalent net interest margin to net interest margin.

	Three Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Net interest income	$14,682	$14,195	$13,632	$13,924	$13,725
Divided by average interest-bearing assets	1,346,830	1,301,740	1,274,758	1,297,877	1,242,944
Net interest margin[3]	4.32%	4.37%	4.34%	4.26%	4.38%

Net interest income	$14,682	$14,195	$13,632	$13,924	$13,725
Plus: reduction in tax expense related to
tax-exempt interest income	185	199	152	165	139
	$14,867	$14,394	$13,784	$14,089	$13,864
Divided by average interest-bearing assets	1,346,830	1,301,740	1,274,758	1,297,877	1,242,944
Tax-equivalent net interest margin[3]	4.38%	4.44%	4.39%	4.31%	4.43%

	Year-to-date
	September 30, 2015	September 30, 2014
Net interest income	$42,509	$38,369
Divided by average interest-bearing assets	1,308,039	1,183,450
Net interest margin[3]	4.35%	4.33%

Net interest income	$42,509	$38,369
Plus: reduction in tax expense related to
tax-exempt interest income	536	428
	$43,045	$38,797
Divided by average interest-bearing assets	1,308,039	1,183,450
Tax-equivalent net interest margin[3]	4.40%	4.38%

3Calculated using actual days in the quarter divided by 365.

Northrim BanCorp Reports 3Q15 Earnings of $5.3 Million, or $0.77 Per Diluted Share
October 27, 2015
20 of 22

(Dollars in thousands, except per share data)
(Unaudited)

The efficiency ratio is a non-GAAP ratio that is calculated by dividing other operating expense, exclusive of intangible asset amortization, by the sum of net interest income and other operating income. The following tables set forth the calculation of the efficiency ratio:

	Three Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Other operating expense	$18,203	$17,753	$18,461	$13,671	$12,779
Less: intangible asset amortization	73	72	73	75	81
	$18,130	$17,681	$18,388	$13,596	$12,698
Net interest income	$14,682	$14,195	$13,632	$13,924	$13,725
Plus: other operating income	12,407	11,563	10,535	9,375	4,934
	$27,089	$25,758	$24,167	$23,299	$18,659
Efficiency ratio	66.93%	68.64%	76.09%	58.35%	68.05%

	Year-to-date
	September 30, 2015	September 30, 2014
Other operating expense	$54,418	$34,368
Less: intangible asset amortization	218	214
	$54,200	$34,154
Net interest income	$42,509	$38,369
Plus: other operating income	34,505	11,774
	$77,014	$50,143
Efficiency ratio	70.38%	68.11%

Northrim BanCorp Reports 3Q15 Earnings of $5.3 Million, or $0.77 Per Diluted Share
October 27, 2015
21 of 22

(Dollars in thousands, except per share data)
(Unaudited)

Operating net income is a non-GAAP measure and represents net income attributable to the Company which excludes gains and losses on the sale of securities and fixed assets, gain on the purchase of RML, gain on the sale of other real estate owned, gain on loans acquired, changes in the fair value of the earn-out liability related to the purchase of RML, and merger and acquisition expenses, net of tax. The most comparable GAAP measure is net income attributable to Northrim. The following table provides a reconciliation of operating net income to net income attributable to Northrim for both Northrim as a whole and for the community banking segment:

Northrim BanCorp, Inc.	Three Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Net income attributable to Northrim BanCorp	$5,335	$4,781	$3,561	$6,674	$3,707

Gain on sale of securities	(4)	(16)	(114)	—	(15)
Gain on sale of fixed assets	—	—	—	—	(1,115)
Gain on purchase of RML	—	—	—	(3,001)	—
Gain on sale of other real estate owned	—	(135)	—	(173)	(102)
Gain on loans acquired	(683)	(179)	(48)	(691)	(4)
Change in fair value, RML earn-out liability	780	587	1,502	—	—
Merger and acquisition expense	—	—	—	226	1,031
Total adjustment to net income	93	257	1,340	(3,639)	(205)
Provision for income taxes	38	106	551	(262)	(84)
Operating net income	$5,390	$4,932	$4,350	$3,297	$3,586

Community Banking Segment	Three Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Net income attributable to Northrim BanCorp	$3,690	$3,423	$2,233	$6,221	$3,481

Gain on sale of securities	(4)	(16)	(114)	—	(15)
Gain on sale of fixed assets	—	—	—	—	(1,115)
Gain on purchase of RML	—	—	—	(3,001)	—
Gain on sale of other real estate owned	—	(135)	—	(173)	(102)
Gain on loans acquired	(683)	(179)	(48)	(691)	(4)
Change in fair value, RML earn-out liability	780	587	1,502	—	—
Merger and acquisition expense	—	—	—	226	1,031
Total adjustment to net income	93	257	1,340	(3,639)	(205)
Provision for income taxes	38	106	551	(262)	(84)
Operating net income	$3,745	$3,574	$3,022	$2,844	$3,360

Northrim BanCorp Reports 3Q15 Earnings of $5.3 Million, or $0.77 Per Diluted Share
October 27, 2015
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(Dollars in thousands, except per share data)
(Unaudited)

Operating diluted earnings per share is a non-GAAP ratio that represents operating net income divided by average diluted shares. The most comparable GAAP measure is diluted earnings per share. The following table provides a reconciliation of operating diluted earnings per share with diluted earnings per share:

Northrim BanCorp, Inc.	Three Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Net income	$5,335	$4,781	$3,561	$6,674	$3,707
Divided by weighted-average diluted shares outstanding	6,952,209	6,941,671	6,930,873	6,943,553	6,919,993
Diluted earnings per share	$0.77	$0.69	$0.51	$0.97	$0.53

Northrim BanCorp, Inc.	Three Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Operating net income*	$5,390	$4,932	$4,350	$3,297	$3,586
Divided by weighted-average diluted shares outstanding	6,952,209	6,941,671	6,930,873	6,943,553	6,919,993
Operating diluted earnings per share	$0.78	$0.71	$0.63	$0.47	$0.52

Community Banking Segment	Three Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Net income	$3,690	$3,423	$2,233	$6,221	$3,481
Divided by weighted-average diluted shares outstanding	6,952,209	6,941,671	6,930,873	6,943,553	6,919,993
Diluted earnings per share	$0.53	$0.49	$0.32	$0.90	$0.50

Community Banking Segment	Three Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Operating net income*	$3,745	$3,574	$3,022	$2,844	$3,360
Divided by weighted-average diluted shares outstanding	6,952,209	6,941,671	6,930,873	6,943,553	6,919,993
Operating diluted earnings per share	$0.54	$0.51	$0.44	$0.41	$0.49

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Note Transmitted on GlobeNewswire on October 27, 2015, at 12:00 pm Alaska Standard Time.